Exhibit 99.1
FOR IMMEDIATE RELEASE
INVESTOR CONTACT:
Chris Sammons (225) 932-2546
MEDIA CONTACT:
Sean Clancy (225) 987-7129
SHAW GROUP ANNOUNCES FINANCIAL RESULTS FOR
FIRST QUARTER OF FISCAL 2008
•	Record EBITDA, excluding the Westinghouse segment, of $78.6 million

•	Strong operating cash flow of $108.6 million

•	Backlog remains strong at $14 billion
     Baton Rouge, La., January 9, 2008 – The Shaw Group Inc. (NYSE: SGR) today reported net income for the three months ended November 30, 2007, inclusive of its Investment in Westinghouse segment, of $2.2 million, or $0.03 per diluted share. Excluding the Westinghouse segment, which includes a non-cash, pre-tax, foreign exchange translation loss of $57.2 million, net income was $41.2 million, or $0.49 per diluted share. In comparison, for the three months ended November 30, 2006, inclusive of its Westinghouse segment which was owned for 45 days during that period, Shaw reported a loss of $12.3 million, or $0.15 per diluted share. Net income for the three months ended November 30, 2006, excluding the Westinghouse segment, was $9.1 million, or $0.11 per diluted share.
     Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the first quarter of 2008, including the Westinghouse segment, were $29.3 million, and $78.6 million excluding the Westinghouse segment. In comparison for the three months ended November 30, 2006, Shaw reported a net loss before interest expense, taxes, depreciation and amortization of $0.3 million including the Westinghouse segment, and EBITDA of $30.3 million excluding the Westinghouse segment.

     Net cash provided by operating activities totaled $108.6 million during the first quarter of fiscal 2008 compared to $130.7 million in the first quarter of fiscal 2007. Revenues for first quarter of 2008 were $1.7 billion, compared to $1.3 billion in the corresponding 2007 period.
     Shaw’s backlog of unfilled orders as of November 30, 2007, was $14.0 billion with approximately $5.8 billion, or 41 percent, of the backlog expected to be converted to revenues during the next 12 months.
     “We are pleased with our operating results for the quarter and in particular, our continued strong operating cash flow,” said J.M. Bernhard Jr., Shaw’s chairman, president and chief executive officer. “Our Fossil and Nuclear Power, and our Fabrication and Manufacturing Groups are performing well in what continues to be a robust market. Our Energy and Chemicals Group and Maintenance Group also performed well during the quarter. With strong markets and accelerating progress on major projects, we forecast our results to improve over the remainder of our 2008 fiscal year.
     “Global energy and petrochemical markets remained robust contributing to our near record quarterly backlog of $14 billion, 47 percent higher than a year ago. We expect these markets to remain strong and we have seen improvements in federal government contracting which should support further backlog growth in 2008,” said Bernhard.
     A conference call to discuss the company’s first quarter fiscal 2008 financial results will be held today, Wednesday, January 9, 2008, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). A slide presentation outlining the first quarter fiscal 2008 earnings will be posted on the Investor Relations page of the Shaw Web site (www.shawgrp.com) approximately one hour before the conference call. To listen to the call by telephone, dial 800-897-5768 approximately ten minutes before the call. A live audio webcast of the conference call will also be available on the Investor Relations page of the company’s Web site at www.shawgrp.com. A replay of the webcast will be available via the company’s Web site approximately one hour after the call has been completed. Interested individuals may also access a replay by dialing 800-633-8284 and using the reservation number: 2137-2128.

Calculation of EBITDA
     The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (“GAAP”), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information included in this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
     The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemical, environmental, infrastructure and emergency response markets. A Fortune 500 company with nearly $6 billion in annual revenues, Shaw is headquartered in Baton Rouge, La., and employs approximately 27,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw’s Web site at www.shawgrp.com.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.
# # #

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended November 30,
	2007	2006
Revenues	$1,712,160	$1,276,131
Cost of revenues	1,577,142	1,186,047

Gross profit	135,018	90,084
General and administrative expenses	68,888	64,370

Operating income	66,130	25,714
Interest expense	(2,164)	(3,527)
Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(8,892)	(4,625)
Interest income	4,815	2,191
Foreign currency translation (losses) on Japanese Yen-denominated bonds, net	(57,238)	(30,595)
Other foreign currency translation gains (losses), net	1,164	(3,499)
Other income (expense), net	(295)	81

Income (loss) before income taxes, minority interest and earnings (losses) from unconsolidated entities	3,520	(14,260)
Provision (benefit) for income taxes	2,116	(6,183)

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	1,404	(8,077)
Minority interest	(4,982)	(4,260)
Income from 20% Investment in Westinghouse, net of income taxes	4,815	—
Earnings from unconsolidated entities, net of income taxes	993	48

Net income (loss)	$2,230	$(12,289)

Net income (loss) per common share:
Basic	$0.03	$(0.15)

Diluted	$0.03	$(0.15)

Weighted average shares outstanding:
Basic	80,684	79,434
Diluted	83,575	79,434

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	November 30,
	2007
	(Unaudited)	August 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$465,517	$341,359
Restricted and escrowed cash	15,954	19,266
Accounts receivable, including retainage, net	805,647	771,806
Inventories	194,090	184,371
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	400,710	398,131
Deferred income taxes	88,386	79,146
Prepaid expenses	40,881	23,576
Other current assets	30,280	34,435

Total current assets	2,041,465	1,852,090
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	29,722	41,227
Investment in Westinghouse	1,144,285	1,126,657
Property and equipment, less accumulated depreciation of $207,405 at November 30, 2007 and $198,662 at August 31, 2007	232,492	219,852
Goodwill	504,877	513,951
Intangible assets	26,539	27,356
Deferred income taxes	13,518	9,629
Other assets	100,756	103,683

	$4,093,654	$3,894,445

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$532,466	$553,273
Accrued salaries, wages and benefits	116,478	119,219
Other accrued liabilities	206,508	200,500
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	676,133	572,435
Short-term debt and current maturities of long-term debt	20,216	7,687

Total current liabilities	1,551,801	1,453,114
Long-term debt, less current maturities	7,903	9,337
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	1,145,596	1,087,428
Interest rate swap contract on Japanese Yen-denominated bonds	8,251	6,667
Other liabilities	73,152	62,960
Minority interest	21,481	18,825
Shareholders’ equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 200,000,000 shares authorized; 87,381,860 and 86,711,957 shares issued, respectively; and 81,736,689 and 81,197,473 shares outstanding, respectively	1,139,408	1,104,633
Retained earnings	270,889	273,602
Accumulated other comprehensive loss	(10,715)	(17,073)
Treasury stock, 5,645,171 shares and 5,514,484 shares, respectively	(114,112)	(105,048)

Total shareholders’ equity	1,285,470	1,256,114

	$4,093,654	$3,894,445

REVENUES BY GEOGRAPHY
(In millions)

Three Months Ended November 30,	2007	%	2006	%
United States	$1,343.9	78	$1,024.7	80
Asia/Pacific Rim	81.1	5	46.6	4
Middle East	195.9	11	155.9	12
Canada	4.4	—	2.9	—
Europe	67.8	4	34.3	3
South America and Mexico	9.3	1	7.5	1
Other	9.8	1	4.2	—

Total revenues	$1,712.2	100%	$1,276.1	100%

BACKLOG BY SEGMENT
(In millions)

	November 30,		August 31,
	2007	%	2007	%
Fossil and Nuclear	$6,578.6	47	$6,768.9	47
E&I	2,816.7	20	2,589.2	18
E&C	2,335.4	17	2,550.8	18
Maintenance	1,544.8	11	1,691.6	12
F&M	715.0	5	713.8	5

Total backlog	$13,990.5	100%	$14,314.3	100%

REVENUES AND GROSS PROFIT BY SEGMENT
(In millions, except percentages)

	Three Months Ended
	May 31,
	November 30,
	2007	2006
Revenues
Fossil and Nuclear	$598.5	$276.5
E&I	389.9	379.0
E&C	296.1	228.6
Maintenance	290.4	281.5
F&M	136.6	110.5
Corporate	0.7	—

Total revenues	$1,712.2	$1,276.1

Gross profit
Fossil and Nuclear	$42.9	$11.5
E&I	25.1	28.9
E&C	16.4	16.8
Maintenance	14.8	7.8
F&M	35.1	25.1
Corporate	0.7	—

Total gross profit	$135.0	$90.1

Gross profit percentage
Fossil and Nuclear	7.2%	4.2%
E&I	6.4%	7.6%
E&C	5.5%	7.4%
Maintenance	5.1%	2.8%
F&M	25.7%	22.7%
Corporate	NM	NM

Total gross profit percentage	7.9%	7.1%

NM - Not Meaningful

The Company believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20% interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to order to demonstrate the profitability of our other segments as well as to point out certain non-cash charges related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in
Westinghouse Segment for the three months ended November 30, 2007
(in millions, except per share data)

	Q1 FY 2008
	Quarter ended November 30, 2007
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$1,712.2	$0.0	$1,712.2
Cost of revenues	1,577.2	0.0	1,577.2

Gross profit	135.0	0.0	135.0

General and administrative expenses	68.9	0.0	68.9

Operating income (loss)	66.1	0.0	66.1

Interest expense	(2.2)	0.0	(2.2)
Interest expense on JPY-denominated bonds including accretion and amortization	(8.9)	(8.9)	0.0
Interest income	4.8	0.0	4.8
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(57.2)	(57.2)	0.0
Other foreign currency transaction gains (losses), net	1.2	0.0	1.2
Other income (expense), net	(0.3)	0.0	(0.3)

	(62.6)	(66.1)	3.5
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	3.5	(66.1)	69.6
Provision (benefit) for income taxes	2.1	(22.3)	24.4

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	1.4	(43.8)	45.2

Minority interest	(5.0)	0.0	(5.0)
Income from 20% Investment in Westinghouse, net of income taxes	4.8	4.8	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	1.0	0.0	1.0

Net income (loss)	$2.2	$(39.0)	$41.2

Net income (loss) per common share:
Basic income (loss) per common share	$0.03	$(0.48)	$0.51

Diluted income (loss) per common share	$0.03	$(0.46)	$0.49

Weighted average shares outstanding:
Basic:	80.7	80.7	80.7
Diluted:	83.6	83.6	83.6

The Company believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20% interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to order to demonstrate the profitability of our other segments as well as to point out certain non-cash charges related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in
Westinghouse Segment for the three months ended November 30, 2006
(in millions, except per share data)

	Q1 FY 2007
	Quarter ended November 30, 2006
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
	(Restated)	(Restated)	(Restated)
Revenues	$1,276.1	$0.0	$1,276.1
Cost of revenues	1,186.0	0.0	1,186.0

Gross profit	90.1	0.0	90.1

General and administrative expenses	64.4	0.0	64.4

Operating income (loss)	25.7	(0.0)	25.7

Interest expense	(3.6)	0.0	(3.6)
Interest expense on JPY-denominated bonds including accretion and amortization	(4.6)	(4.6)	0.0
Interest income	2.2	0.0	2.2
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(30.6)	(30.6)	0.0
Other foreign currency transaction gains (losses), net	(3.5)	0.0	(3.5)
Other income (expense), net	0.1	0.0	0.1

	(40.0)	(35.2)	(4.8)
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	(14.3)	(35.2)	20.9
Provision (benefit) for income taxes	(6.2)	(13.8)	7.6

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	(8.1)	(21.4)	13.3

Minority interest	(4.2)	0.0	(4.2)
Income from 20% Investment in Westinghouse, net of income taxes	0.0	0.0	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	0.0	0.0	0.0

Net income (loss)	$(12.3)	$(21.4)	$9.1

Net income (loss) per common share:
Basic income (loss) per common share	$(0.15)	$(0.27)	$0.12

Diluted income (loss) per common share	$(0.15)	$(0.26)	$0.11

Weighted average shares outstanding:
Basic:	79.4	79.4	79.4
Diluted:	79.4	79.4	80.8

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the Company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

				Q1 FY 2007
	Q1 FY 2008				Westinghouse	Excluding
		Westinghouse	Excluding	Consolidated	Segment	Westinghouse
(in millions)	As Reported	Segment	Westinghouse	(Restated)	(Restated)	(Restated)
Net Income (Loss)	$2.2	$(39.0)	$41.2	$(12.3)	$(21.4)	$9.1

Interest Expense	11.1	8.9	2.2	8.2	4.6	3.6
Depreciation and Amortization	10.4	—	10.4	10.2	—	10.2
Provision for Income Taxes	2.1	(22.3)	24.4	(6.2)	(13.8)	7.6
Income Taxes on Unconsolidated Subs	3.5	3.1	0.4	(0.2)	—	(0.2)
Income Taxes on Discontinued Ops	—	—	—		—	—

EBITDA	$29.3	$(49.3)	$78.6	$(0.3)	$(30.6)	$30.3

Revenue	$1,712.2	N/A	$1,712.2	$1,276.1	N/A	$1,276.1

EBITDA %	1.7%	N/A	4.6%	0.0%	N/A	2.4%